                                                          EXHIBIT (2)(a)/(10)(a)
                                                   CONFORMED COPY FILED WITH SEC





                            REORGANIZATION AGREEMENT


                            DATED AS OF MAY 13, 1996

                                     AMONG

               PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP,
                        PICOM INTERIM INSURANCE COMPANY,
                                      AND
                            PICOM INSURANCE COMPANY

                               TABLE OF CONTENTS



                                                                                                     PAGE
ARTICLE I  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.1     Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.2     Stockholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.3     Merger Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.1     Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.2     Sales and Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.3     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE III  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         3.1     Representations and Warranties of the PICOM Companies  . . . . . . . . . . . . . . .  4
         3.2     Representations and Warranties of the Holding Company Entities . . . . . . . . . . .  6

ARTICLE IV  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.1     Covenants of PICOM Companies and Holding Company Entitles  . . . . . . . . . . . . .  9
         4.2     Securities Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         4.3     Insurance Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         4.4     Other Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         4.5     Reservation of Shares for Issuance . . . . . . . . . . . . . . . . . . . . . . . . . 11
         4.6     Legal Conditions to Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         4.7     Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         4.8     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         4.9     Additional Agreements; Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . 12
         4.10    Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         4.11    Letter of Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         4.12    Loan Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         4.13    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE V  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         5.1     Conditions to Each Party's Obligation To Effect the Merger . . . . . . . . . . . . . 14
         5.2     Conditions to Obligations of the Holding Company Entities  . . . . . . . . . . . . . 17
         5.3     Conditions to Obligations of the PICOM Companies . . . . . . . . . . . . . . . . . . 17

ARTICLE VI  TERMINATION AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         6.3     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         6.4     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                                                                                     PAGE
ARTICLE VII  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         7.1     Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         7.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         7.3     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         7.4     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         7.5     Entire Agreement; No Third Party Beneficiaries; Rights of Ownership  . . . . . . . . 21
         7.6     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         7.7     Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         7.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         7.9     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22


                                    EXHIBITS

1.       Agreement and Plan of Merger
2.       Form of Affiliates Agreement

                            REORGANIZATION AGREEMENT


         THIS REORGANIZATION AGREEMENT (this "Agreement") is entered into as of the 13th day of May, 1996, by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Holding Company"), PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("INSCO", and together with Holding Company, the "Holding Company Entities"), and PICOM Insurance Company, a Michigan stock insurance company ("PICOM," and together with its subsidiaries, the "PICOM Companies").


                                  WITNESSETH:

         WHEREAS, PICOM is a stock insurance company organized under the Michigan Insurance Code of 1956, as amended (the "Insurance Code"), that currently has several subsidiaries; and

         WHEREAS, PICOM recently caused Holding Company to be organized as a business corporation under the Michigan Business Corporation Act, as amended (the "MBCA"), solely for the purpose of acting as a holding company for PICOM and its subsidiaries; and

         WHEREAS, PICOM recently caused INSCO to be organized as a stock insurance company under the Insurance Code solely for the purpose of consummating the transactions contemplated by this Agreement and the Agreement and Plan of Merger attached hereto as Exhibit 1 (the "Plan of Merger"); and

         WHEREAS, the parties hereto desire to effect the holding company structure through the merger of INSCO with and into PICOM, with PICOM being the surviving corporation (the "Merger"), and the stockholders of PICOM exchanging each of their shares of PICOM common stock, $1.00 par value per share ("PICOM Common Stock"), for one share of Holding Company common stock, no par value per share ("Holding Company Common Stock"); and

         WHEREAS, as a result of the Merger and such exchange of shares PICOM will become a wholly owned subsidiary of Holding Company, and PICOM stockholders will become stockholders of Holding Company; and

         WHEREAS, this Agreement and the Plan of Merger, which is being executed and delivered by the parties thereto contemporaneously with the execution and delivery of this Agreement, set forth the terms and conditions upon which INSCO will merge with and into PICOM and the stockholders of PICOM will exchange their shares of PICOM Common Stock for shares of Holding Company Common Stock; and

         WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have determined that it is in the best interests of Holding Company, INSCO and PICOM and their respective stockholders for INSCO to merge with and into PICOM upon the terms and conditions set forth in this Agreement and the Plan of Merger and in accordance with the Insurance Code; and

         WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have adopted resolutions approving this Agreement, the Plan of Merger and the Merger, and the Board of Directors of PICOM has resolved to recommend approval of this Agreement, the Plan of Merger and the Merger to PICOM's stockholders; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, in the Merger, the holders of PICOM Common Stock will receive an amount of Holding Company Common Stock in exchange for the shares of capital stock of PICOM constituting "control" of Holding Company (as such term is defined in Section 368(c) of the Code); and

         WHEREAS, Holding Company, INSCO and PICOM desire to make certain representations, warranties and agreements in connection with the transactions contemplated herein and also to prescribe various conditions to the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.1 Plan of Merger. The Plan of Merger sets forth (a) the name of each constituent corporation of the Merger and the name of the surviving corporation of the Merger (the "Surviving Corporation"), (b) the designation and number of outstanding shares of each class of and series of capital stock of each of the constituent corporations to the Merger and the class and series entitled to vote, (c) the terms and conditions of the Merger, including the manner and basis of converting (i) the outstanding shares of PICOM Common Stock into shares of Holding Company Common Stock and cash in lieu of fractional shares and (ii) the outstanding shares of INSCO common stock, $1.00 par value per share ("INSCO Common Stock"), into shares of common stock of Surviving Corporation, and (d) other provisions with respect to the transactions contemplated therein. PICOM shall be the Surviving Corporation. The Plan of Merger is intended to constitute the "plan of merger" contemplated by the Insurance Code and Section 701 of the MBCA.

         1.2 STOCKHOLDER MEETINGS. (a) PICOM shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date the "Registration Statement" (as defined in

Section 3.2(b)(iii) below) becomes effective for the purpose of voting upon the approval and adoption of this Agreement, the Plan of Merger and the Merger. PICOM will, through its Board of Directors, subject to its fiduciary obligation as determined by it after consultation with outside counsel, recommend to its stockholders approval and adoption of such matters.

                 (b)      Prior to the Merger Effective Time (as defined in
Section 1.3 hereof), Holding Company, INSCO, and Holding Company as the sole stockholder of INSCO, shall take all action proper or convenient for the consummation of the Merger by INSCO.

         1.3 MERGER EFFECTIVE TIME. Subject to the provisions of the MCBA, the Insurance Code, this Agreement, the Plan of Merger, and any Order of Acquisition Exemption and Preliminary Approval of Merger (a "Preliminary Order") or any Order of Acquisition Exemption and Final Approval of Merger (a "Final Order," and together with any Preliminary Order, the "Orders") issued by the Commissioner of Insurance of the State of Michigan (the "Insurance Commissioner") pursuant to the Insurance Code, the Merger shall become effective (the "Effective Time") not later than 11:59 p.m. Eastern Time on the third business day following the "Closing Date" (as defined in Section 2.1 below).


                                   ARTICLE II

                                    CLOSING

         2.1 CLOSING DATE. Subject to the terms and conditions hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the third business day following the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article V hereof (the "Closing Date") at the offices of Miller, Canfield, Paddock and Stone, P.L.C., Bloomfield Hills, Michigan, unless another time, date or place is provided for in the Insurance Code or the Orders or is agreed to in writing by Holding Company, INSCO and PICOM. All transactions occurring and all documents executed and/or delivered at the Closing shall be deemed to occur simultaneously, and no transaction shall be deemed to have occurred and no document shall be deemed to have been executed or delivered unless all transactions shall have occurred and all such documents shall have been executed and delivered.

         2.2 SALES AND TRANSFER TAXES. All applicable sales, transfer, stamp, documentary, and other similar taxes and governmental fees, if any, which may be due or payable as a result of the Merger shall be borne and paid by PICOM.

         2.3 FURTHER ASSURANCES. From time to time subsequent to the Closing Date, Holding Company, INSCO and PICOM shall at the request of Holding Company execute and deliver such additional documents, instruments, certifications, papers and other assurances as may be requested by Holding Company as necessary, appropriate, convenient, useful or desirable to effectively carry out the intent of this Agreement and/or the Plan of Merger and/or the Orders.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE PICOM COMPANIES. The PICOM Companies, jointly and severally, represent and warrant to the Holding Company Entities as follows:

                 (a) ORGANIZATION, STANDING AND POWER. Each of the PICOM Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not have a material adverse effect on PICOM. As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any of the PICOM Companies or any of the Holding Company Entities means an event, change or effect which is material in relation to the condition (financial or otherwise), assets, liabilities, businesses, results of operations or prospects of the PICOM Companies taken as a whole or the Holding Company Entities taken as a whole, as the case may be, and (ii) the term "material adverse effect" means, with respect to PICOM, Holding Company, INSCO or Surviving Corporation, as the case may be, a material adverse effect on (x) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the PICOM Companies taken as a whole in the case of PICOM, the Holding Company Entities taken as a whole in the case of Holding Company, or such surviving corporation and its subsidiaries taken as a whole in the case of the Surviving Corporation, or (y) on the ability of any of the PICOM Companies in the case of PICOM, any of the Holding Company Entities in the case of Holding Company, or the Surviving Corporation, as the case may be, to perform its obligations hereunder or to consummate the transactions contemplated hereby, it being understood that a material adverse effect on any entity shall not include a change with respect to such entity resulting from any change in law, rule or regulation or generally accepted accounting principles which impairs both the PICOM Companies and the Holding Company Entities in a substantially similar manner.

                 (b) AUTHORITY. (i) Each of the PICOM Companies has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject to approval and adoption of this Agreement and the Plan of Merger by the stockholders of PICOM, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the PICOM Companies subject to the approval and adoption of this Agreement and the Plan of Merger by the stockholders of PICOM. No approval or adoption of the stockholders of PICOM is required to consummate the Merger and the other transactions contemplated hereby other than as specifically set forth in Section 5.1(a) hereof. This Agreement and the Plan of Merger have been duly executed and delivered by each of the PICOM Companies that is a party hereto and thereto and constitutes a legal, valid and binding obligation of each of the PICOM Companies that is a party hereto and thereto, enforceable against each of them in accordance with its terms except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                              (ii)         The execution and delivery of this
Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby will not conflict with, give rise to or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of an "Encumbrance" on any assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to, any provision of the Articles of Incorporation or Bylaws of any of the PICOM Companies or, be, give rise to or result in any Violation pursuant to, or require the consent of any other Person that is a party to, any loan or credit agreement, note, mortgage, indenture, lease, sublease, PICOM benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the PICOM Companies or their respective properties or assets which Violations or the failure to obtain such consents would in the aggregate have a material adverse effect on PICOM. For the purposes of this Agreement, (x) the term "Encumbrance" means any pledge, lien, security interest, encumbrance, mortgage, claim, proxy, voting trust, voting agreement, obligation, option, equity interest, demand, lease, sublease, tenancy, license, easement or rights of occupancy or use by another Person or other interest whatsoever and (y) the term "Person" means any entity, whether a natural person, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, business association or firm, joint venture, government or agency, instrumentality or public subdivision thereof, court, or otherwise.

                             (iii)         No consent, approval, order or
authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required by or with respect to any of the PICOM Companies in connection with the execution and delivery of this Agreement or the Plan of Merger by any of the PICOM Companies, or the consummation by any of the PICOM Companies of the transactions contemplated hereby or thereby, the failure of which to obtain or make would in the aggregate have a material adverse effect on PICOM, except for
(A) such filings with the Insurance Commissioner as are required or contemplated by the Insurance Code or the Orders, (B) such filings with the Director of Insurance of the State of Illinois (the "Illinois Insurance Director") as are required or contemplated by the Illinois Insurance Code, and
(C) the filing of appropriate documents with the relevant authorities of other states in which any of the PICOM Companies are qualified to do business.

                 (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by any of the PICOM Companies for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus constituting a part of the Registration Statement (the "Proxy Statement/Prospectus") and any amendment or supplement thereto will not, at the date of mailing to stockholders and at the times of the meetings of stockholders of PICOM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus (except for such portions thereof that relate only to the Holding Company Entities) will comply in all material respects with the provisions of the Insurance Code and the rules and regulations promulgated thereunder, and the Registration Statement (except for portions thereof that relate only to the Holding Company Entities) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                 (d) COMPLIANCE WITH APPLICABLE LAWS. To the best knowledge of the PICOM Companies, each of the PICOM Companies holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of the PICOM Companies or the use, operation or ownership of the property of the PICOM Companies (the "PICOM Permits"), except for PICOM Permits the failure of which to hold would not, individually or in the aggregate, have a material adverse effect on PICOM. To the best knowledge of the PICOM Companies, each of the PICOM Permits is in full force and effect. To the best knowledge of the PICOM Companies, each of the PICOM Companies is in compliance in all material respects with the terms of the PICOM Permits and all applicable laws and regulations, except for possible violations which, individually or in the aggregate, would not have a material adverse effect on PICOM. No investigation by any Governmental Entity with respect to any of the PICOM Companies is pending or, to the best knowledge of the PICOM Companies, threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on PICOM. None of the PICOM Companies is required, or has ever been required, to be registered under the Investment Company Act of 1940, as amended.

                 (e) LITIGATION. There is no claim, suit, action, arbitration or governmental proceeding or investigation pending or, to the best knowledge of the PICOM Companies, threatened, against or affecting any of the PICOM Companies as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on PICOM, nor, to the best knowledge of the PICOM Companies, is there any reasonable basis for any such claim, suit, action, arbitration or governmental proceeding or investigation. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the PICOM Companies having, or which, insofar as reasonably can be foreseen, in the future could have, any material adverse effect on PICOM.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY ENTITIES. The Holding Company Entities, jointly and severally, represent and warrant to the PICOM Companies as follows:

                 (a) ORGANIZATION, STANDING AND POWER. Each of the Holing Company Entities is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not have a material adverse effect on Holding Company.

                 (b) AUTHORITY. (i) Each of the Holding Company Entities has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject to the approval and adoption of this Agreement and the Plan of Merger by the sole stockholder of INSCO, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the Holding Company Entities that is a party thereto subject to the approval and adoption of this Agreement and the Plan of Merger by the sole stockholder of INSCO. This Agreement and the Plan of Merger have been duly executed and delivered by each of the Holding Company Entities that is a party thereto and constitutes a legal, valid and binding obligation of each of the Holding Company Entities that is a party thereto enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                              (ii)         The execution and delivery of this
Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, will not conflict with, give rise to or result in any Violation pursuant to any provision of the Articles of Incorporation or Bylaws of any of the Holding Company Entities or, be, give rise to or result in any Violation pursuant to, or require the consent of any other Person that is a party to, any loan or credit agreement, note, mortgage, indenture, lease, sublease, Holding Company Entities benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Holding Company Entities or their respective properties or assets which Violations or the failure to obtain such consents would in the aggregate have a material adverse effect on Holding Company.

                             (iii)         No consent, approval, order or
authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any of the Holding Company Entities in connection with the execution and delivery of this Agreement or the Plan of Merger by any of the Holding Company Entities or the consummation by any of the Holding Company Entities of the transactions contemplated hereby or thereby, the failure of which to obtain or make would in the aggregate have a material adverse effect on Holding Company, except for (A) the filing with the Securities and Exchange Commission ("SEC") of a Registration Statement on Form S-4 (or another appropriate form) by Holding Company in connection with the issuance of shares of Holding Company Common Stock contemplated by this Agreement and the Plan of Merger (the "Registration Statement"), (B) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of any of the Holding Company Common Stock contemplated by this Agreement and the Plan of Merger, (C) such filings with the Insurance Commissioner as are required or contemplated by the Insurance Code or the Orders, (D) such filings with the Illinois Insurance Director as are required or contemplated by the Illinois Insurance Code, and
(E) the filing of appropriate documents with the relevant authorities of other states in which any of the Holding Company Entities are qualified to do business.

                 (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by any of the Holding Company Entities for inclusion in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of PICOM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to the PICOM Companies) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                 (d) COMPLIANCE WITH APPLICABLE LAWS. To the best knowledge of the Holding Company Entities, each of the Holding Company Entities holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of the Holding Company Entities or the use, operation or ownership of the property of the Holding Company Entities (the "Holding Company Permits"), except for Holding Company Permits the failure of which to hold would not, individually or in the aggregate, have material adverse effect on Holding Company. To the best knowledge of the Holding Company Entities, each of the Holding Company Permits is in full force and effect. To the best knowledge of the Holding Company Entities, each of the Holding Company Entities is in compliance in all material respects with the terms of the Holding Company Permits and all applicable laws and regulations, except for possible violations which, individually or in the aggregate, would not have a material adverse effect on Holding Company. No investigation by any Governmental Entity with respect to any of the Holding Company Entities is pending or, to the best knowledge of the Holding Company Entities, threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on Holding Company. None of the Holding Company Entities is required, or has ever been required, to be registered under the Investment Company Act of 1940, as amended.

                 (e) LITIGATION. There is no claim, suit, action, arbitration or governmental proceeding pending or, to the best knowledge of the Holding Company Entities, threatened, against or affecting any of the Holding Company Entities as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on Holding Company, nor, to the best knowledge of the Holding Company Entities, is there any reasonable basis for any such claim, suit, action, arbitration or governmental proceeding or investigation. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any of the Holding Company Entities having, or which, as far as reasonably can be foreseen, in the future could have, a material adverse effect on Holding Company Entities.


                                   ARTICLE IV

                                   COVENANTS

         4.1 COVENANTS OF PICOM COMPANIES AND HOLDING COMPANY ENTITIES. During the period from the date of this Agreement and continuing until the Closing Date, each of the PICOM Companies on the one hand and each of the Holding Company Entities on the other hand agrees that, except as expressly contemplated or permitted by this Agreement or to the extent that PICOM (in the case of the Holding Company Entities) or Holding Company (in the case of the PICOM Companies) shall otherwise consent in writing:

                 (a) ORDINARY COURSE. Each such party shall carry on its respective business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect and will not enter into any material transaction not in the ordinary course of business. INSCO was incorporated as a stock insurance company under the Insurance Code solely for the purpose of merging with and into PICOM and establishing PICOM as a wholly-owned subsidiary of Holding Company, all as provided in this Agreement, the Plan of Merger and the Orders, and is not expected to write or underwrite any lines of insurance. Accordingly, (i) INSCO shall not write or underwrite any lines of insurance and (ii) INSCO shall not engage in any business activities other than those business activities as are expressly provided for or contemplated by this Agreement, the Plan of Merger, the Orders or any Preliminary Certificate of Authority or Final Certificate of Authority issued by the Insurance Commissioner in connection with the incorporation of INSCO.

                 (b) GOVERNING DOCUMENTS. No party shall amend or propose publicly to amend the Certificate or Articles of Incorporation or Bylaws of such party.

                 (c) OTHER ACTIONS. No party shall take any action that is intended to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement or which would adversely affect the ability of such party to obtain any of the "Requisite Regulatory Approvals" (as defined in Section 5.1(c) hereof) without imposition of a "Materially Burdensome Condition" (as defined in Section 5.1(g) hereof) except, in every case, as may be required by applicable law.

                 (d) ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein, or which, insofar as can be reasonably foreseen, result in a condition set forth in Article V hereof not being satisfied as of the date set for Closing as provided in Section 2.1 hereof.

                 (e) TAX-FREE REORGANIZATION TREATMENT. No party shall take or cause to be taken any action, whether before or after the Closing Date, which would disqualify the Merger as a "reorganization" within the meaning of
Section 368(a) of the Code, or would disqualify the Merger as a "pooling-of-interests" for accounting purposes.

         4.2 SECURITIES REGULATORY MATTERS. (a) PICOM, Holding Company and INSCO shall promptly prepare and file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of PICOM, Holding Company and INSCO shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement/Prospectus to the stockholders of PICOM. PICOM, Holding Company and INSCO shall also use their respective best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Plan of Merger, and PICOM and Holding Company, as applicable, shall furnish all information concerning PICOM and the holders of PICOM Common Stock and Holding Company, INSCO and the holders of Holding Company Common Stock as may be reasonably requested in connection with any such action.

                 (b) PICOM and Holding Company shall use their respective best efforts to cause the shares of Holding Company Common Stock to be issued in connection with the Merger to be admitted for quotation on the Nasdaq National Market upon official notice of issuance.

                 (c) In order to register the Holding Company Common Stock under the Exchange Act, Holding Company shall use its best efforts to (i) prepare and file with the SEC a registration statement under Section 12 of the Exchange Act and (ii) secure effectiveness thereof.

         4.3 INSURANCE REGULATORY MATTERS. Each of the PICOM Companies and the Holding Company Entities shall promptly prepare and file with the Insurance Commissioner and the Illinois Insurance Director all such forms, requests, matters and things as are necessary or appropriate to obtain all insurance orders, permits, approvals and/or exemptions as are required under the Insurance Code and the Illinois Insurance Code to carry out the transactions contemplated by this Agreement and the Plan of Merger. Each of the PICOM Companies and the Holding Company Entities shall use its best efforts to obtain all such orders, permits, approvals and/or exemptions.

         4.4 OTHER REGULATORY MATTERS. (a) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of all other Persons and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                 (b) Each of the PICOM Companies and each of the Holding Company Entities shall, upon request, use their best efforts to furnish each other with all information concerning themselves, their directors, officers and stockholders, all financial information or other information, including accountant comfort letters relating thereto, certificates, and consents, and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of any of the PICOM Companies or any of the Holding Company Entities to any Governmental Entity or any other Person in connection with the Merger, and the other transactions contemplated by this Agreement and the Plan of Merger.

                 (c) Each of the PICOM Companies and each of the Holding Company Entities shall promptly furnish each other with copies of written communications received by any of them or any of their respective Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         4.5 RESERVATION OF SHARES FOR ISSUANCE. Holding Company shall take all corporate action necessary for it to issue the shares of Holding Company Common Stock issuable pursuant to this Agreement and the Plan of Merger.

         4.6 LEGAL CONDITIONS TO MERGER. Each of the PICOM Companies and the Holding Company Entities shall use their best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger (including, without limitation, any requirements imposed by the Insurance Code or the Orders) and, subject to the conditions set forth in Article V of this Agreement, or in the Insurance Code, or in the Orders, to consummate the transactions contemplated by this Agreement, the Plan of Merger and the Orders, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other public or private Person which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by this Agreement and the Plan of Merger. Each of the parties will promptly cooperate with and furnish information to the other in connection with any such condition or restriction suffered by, or requirement imposed upon, any of them in connection with the foregoing.

         4.7 AFFILIATES. PICOM and Holding Company shall use their respective best efforts to cause each director, executive officer and other Person who is an "affiliate" (for purposes of Rule 145 under the Securities
Act) of each of them, respectively, to deliver to Holding

Company, on or prior to the Closing Date a written agreement in substantially the form attached as Exhibit 2 hereto.

         4.8 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Plan of Merger, and the transactions contemplated hereby and thereby (including, without limitation, all expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus and the Registration Statement) shall be borne and paid by PICOM.

         4.9 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, cooperating fully with the other parties hereto, providing the other parties hereto with any appropriate information and making all necessary filings in connection with the Requisite Regulatory Approvals. In case at any time after the Closing Date any further action is necessary, or desirable to carry out the purposes of this Agreement or the Plan of Merger or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the constituent corporations of the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         4.10 PLAN OF MERGER. Immediately after the execution of this Agreement, the parties thereto shall execute and deliver the Plan of Merger.

         4.11    LETTERS OF ACCOUNTANTS.  [INTENTIONALLY OMITTED.]

         4.12 LOAN COVENANTS. On or before the date of this Agreement, PICOM shall lend to Holding Company the sum of $1,500,000 pursuant to a promissory note in form and substance acceptable to PICOM. Said promissory note shall be secured by a pledge of all of the shares of INSCO Common Stock issued to and held by Holding Company. Said pledge shall be made on or before the date of this Agreement and pursuant to a pledge agreement in form and substance acceptable to PICOM. All of the terms and conditions of said promissory note and said pledge agreement are incorporated in, and are made a part of, this Agreement by this reference.

         4.13    INDEMNIFICATION.

                 (a) From and after the Effective Time, (i) Holding Company and PICOM shall, and Holding Company shall cause PICOM to, indemnify, defend and hold harmless each person who is now an incorporator, officer or director of Holding Company, INSCO and/or PICOM, respectively, and (ii) Holding Company shall indemnify, defend and hold harmless each person who is now an incorporator, officer or director of Holding Company, INSCO and/or PICOM (such persons described in clause (i) and (ii) above being referred to herein as the "Indemnified Parties"), in each case against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in a settlement approved by the Board of

Directors of the party providing the indemnification (the "Indemnifying Party"), of or in connection with any claim, action, suit, proceeding or investigation (each a "Claim") based in whole or in part on or arising in whole or in part out of the fact that such person is or was an incorporator, director, officer, employee or agent of Holding Company, INSCO and/or PICOM, as applicable, or is or was serving at the request of Holding Company, INSCO and/or PICOM, as applicable, as an incorporator, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time, regardless of whether such Claim is asserted or claimed prior to, or at or after, the Effective Time to the full extent Holding Company, INSCO and/or PICOM, as applicable, is or would have been permitted under applicable law, to indemnify such person (and Holding Company, INSCO and/or PICOM, as applicable, shall pay expenses in advance of the final disposition of any such Claim to each Indemnified Party to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law). None of Holding Company, INSCO and PICOM shall make any amendment to its Certificate or Articles of Incorporation or Bylaws that would limit or impair the right to indemnification set forth in the preceding sentence. Any action or determination required to be taken or made with respect to indemnification or advancement of expenses shall be taken and made by the Indemnifying Party required to provide such indemnification or advancement of expenses as promptly as practical under the circumstances and at the expense of such Indemnifying Party. All such determinations shall be made by a quorum of directors of the Indemnifying Party who are not parties or threatened to be made parties to the Claim or, if such quorum as not obtainable, by independent legal counsel in a written opinion. Any Indemnified Party wishing to claim indemnification under this Section 4.13, upon learning of any Claim, shall notify Holding Company, INSCO and/or PICOM, as applicable (but the failure to notify the respective Indemnifying Party shall not relieve such party from any liability which it may have under this Section 4.13 except to the extent such failure materially prejudices such party), and shall deliver to Holding Company, INSCO and/or PICOM, as applicable, the undertaking, if any, required by applicable law.

                 (b) If Holding Company, INSCO and/or PICOM or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or their entity, then and in each such case, proper provision shall be made so that the successors and assigns of such party shall assume the obligations set forth in this Section 4.13.

                 (c) The provisions of this Section 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and representatives. The provisions of this Section 4.13 are in addition to, and are not intended to supersede or replace, any rights of any Indemnified Party (or any obligations of any Indemnifying Party) under the indemnification, advancement of expenses or other provisions of the Certificate or Articles of Incorporation or Bylaws of Holding Company, INSCO and/or PICOM, any indemnification agreement between any Indemnifying Party and any Indemnified Party, or otherwise available under applicable law. The provisions of this
Section 4.13 shall survive the consummation of the Merger and/or the termination of this Agreement.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

                 (a) STOCKHOLDER APPROVAL. This Agreement and the Plan of Merger and the Merger shall have been duly approved and adopted by the affirmative vote of (i) the holders of a majority of the outstanding shares of PICOM Common Stock entitled to vote thereon, and (ii) the holders of a majority of the outstanding shares of INSCO Common Stock entitled to vote thereon.

                 (b) NASDAQ NATIONAL MARKET. The shares of Holding Company Common Stock issuable to the PICOM stockholders pursuant to this Agreement and the Plan of Merger shall have been admitted for quotation on Nasdaq National Market upon official notice of issuance.

                 (c) OTHER APPROVALS. All authorizations, consents, orders (including, without limitation, the Orders) or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (collectively, the "Consents") which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the other transactions contemplated hereby, or on the Surviving Corporation, shall have been filed, occurred or been obtained (all such authorizations, consents, orders, approvals, declarations or filings and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), as the case may be and all such Requisite Regulatory Approvals shall be in full force and effect. All conditions imposed by the Consents and/or the Requisite Regulatory Approvals shall have been satisfied.

                 (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC nor the "Blue Sky" authorities of any jurisdiction nor shall any of such authorities have instituted or threatened to institute any proceedings with respect to a stop order.

                 (e) BLUE SKY MATTERS. The Holding Company Common Stock to be issued in the Merger shall have been qualified or registered with the appropriate "Blue Sky" authorities of all states in which qualification or registration is required and such qualifications or registrations shall not have been suspended or revoked.

                 (f) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any Governmental Entity seeking any such Injunction be pending, nor shall any lawsuit or governmental proceeding be pending or threatened against any of the PICOM Companies, any of the Holding Company Entities, or any of their respective directors, seeking substantial damages in connection with the transactions contemplated in this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                 (g) NO BURDENSOME CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger or any of the transactions contemplated hereby, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon any of the PICOM Companies, the Holding Company Entities, or the Surviving Corporation which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable, in the reasonable judgment of the Board of Directors of PICOM, Holding Company or INSCO, the consummation of the Merger (a "Materially Burdensome Condition"), it being understood, however, that any condition or restriction of a character comparable to condition(s) or restriction(s) imposed by any Governmental Entity in transactions comparable to the transactions contemplated by this Agreement shall not in any event constitute a Materially Burdensome Condition.

                 (h) DISSENTERS RIGHTS. No holder of any of the outstanding shares of PICOM Common Stock shall have exercised, or attempted to exercise, appraisal rights, if any.

                 (i) GOVERNMENTAL ACTION. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable opinion of such party, (i) makes this Agreement, the Plan of Merger or the Merger, or any of the other transactions contemplated by this Agreement, illegal, (ii) results in a material delay in the ability of the PICOM Companies or the Holding Company Entities to consummate the Merger or any of the other transactions contemplated by this Agreement, (iii) requires the divestiture by the PICOM Companies or the Holding Company Entities of a material portion of the business of the PICOM Companies, taken as a whole, or the Holding Company Entities, taken as a whole, or (iv) otherwise prohibits or restricts or delays in a material respect consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs in a material respect the contemplated benefits to the PICOM Companies or the Holding Company Entities of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

                 (j) AFFILIATE AGREEMENTS. The Affiliates Agreements described in Section 4.7 shall have been executed and delivered by the persons described in Section 4.7.

                 (k) LITIGATION. At the Effective Time, there shall not be in effect any order, or pending or threatened action which, if successful, would have the effect of, restraining, enjoining, or prohibiting the consummation of the transactions contemplated by this Agreement.

                 (l)      LETTERS OF ACCOUNTANTS.  [INTENTIONALLY OMITTED.]

                 (m) TAX OPINION. PICOM, Holding Company and INSCO shall have received a reasonably satisfactory opinion from Miller, Canfield, Paddock and Stone, P.L.C. (which opinion shall contain such assumptions and exceptions as the issuer thereof deems necessary or appropriate) to the effect that, as of the Effective Time:

                            (i)   Provided that (A) the Merger qualifies as a
statutory merger under applicable law, (B) after the Merger PICOM will hold substantially all of its assets and substantially all of the assets of INSCO, and (C) in the transaction PICOM stockholders will exchange solely for Holding Company Common Stock an amount of PICOM Common Stock constituting "voting control" of PICOM within the meaning of Section 368(c) of the Code, then the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

                           (ii)   PICOM, Holding Company and INSCO will each be
"a party to a reorganization" within the meaning of Section 368(b) of the Code.

                          (iii)   No gain or loss will be recognized by Holding
Company upon its receipt of PICOM Common Stock solely in exchange for Holding Company Common Stock.

                           (iv)   No gain or loss will be recognized by INSCO
upon the transfer of substantially all of its assets to PICOM in the Merger.

                            (v)   No gain or loss will be recognized by PICOM
upon the receipt of assets of INSCO in the Merger.

                           (vi)   No gain or loss will be recognized by PICOM
stockholders on the receipt of Holding Company Common Stock solely in exchange for their PICOM Common Stock.

                          (vii)   The basis of the Holding Company Common Stock
received by the PICOM stockholders solely in exchange for their PICOM Common Stock will be the same as the basis of the PICOM Common Stock surrendered in exchange therefor.

                         (viii)   The holding period of the Holding Company
Common Stock received by PICOM stockholders will include the period during which the PICOM Common Stock surrendered in exchange therefor was held, provided that such PICOM Common Stock is held as a capital asset in the hands of PICOM stockholders on the date of the exchange.

                           (ix)   The payment of cash in lieu of fractional
share interests of Holding Company Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Holding Company. Provided the fractional share interest surrendered by the stockholder was held as a capital asset, any gain or loss recognized by the stockholder on receipt of a payment of cash in exchange therefor should be taxable as a capital gain or loss, long-term or short-term, depending on whether the stockholder had held the share of PICOM Common Stock giving rise thereto for more than one year prior to the Merger.

         5.2 CONDITIONS TO OBLIGATIONS OF THE HOLDING COMPANY ENTITIES. The obligation of the Holding Company Entities to effect the Merger is also subject to the satisfaction or waiver by the Holding Company Entities prior to the earlier to occur of the Effective Time of the following conditions:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the PICOM Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of such time, except as otherwise contemplated by this Agreement, and Holding Company Entities shall have received certificates signed on behalf of each of the PICOM Companies by its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 5.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, in the reasonable opinion of Holding Company Entities, would have or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on PICOM.

                 (b) PERFORMANCE OF OBLIGATIONS OF THE PICOM COMPANIES. Each of the PICOM Companies shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Effective Time, and Holding Company Entities shall have received certificates signed on behalf of each of the PICOM Companies by its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect.

         5.3 CONDITIONS TO OBLIGATIONS OF THE PICOM COMPANIES. The obligation of the PICOM Companies to effect the Merger is also subject to the satisfaction or waiver by the PICOM Companies prior to the Effective Time of the following conditions:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Holding Company Entities set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of such time, except as otherwise contemplated by this Agreement, and the PICOM Companies shall have received certificates signed on behalf of the Holding Company Entities by each of its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 5.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct, in the reasonable opinion of the PICOM Companies would have or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Holding Company.

                 (b) PERFORMANCE OF OBLIGATIONS OF THE HOLDING COMPANY ENTITIES. The Holding Company Entities shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the PICOM Companies shall have received certificates signed on behalf of the Holding Company Entities by its respective Chairman and Chief Executive Officer and Chief Financial Officer to such effect.


                                   ARTICLE VI

                           TERMINATION AND AMENDMENT

         6.1 TERMINATION. This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of PICOM:

                 (a) by mutual consent of PICOM, Holding Company and INSCO in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                 (b) by PICOM, Holding Company or INSCO upon written notice to the others if (i) any Requisite Regulatory Approval shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                 (c) by PICOM, Holding Company or INSCO upon written notice to the others if the Merger shall not have been consummated on or before December 31, 1996;

                 (d) by PICOM, Holding Company or INSCO upon written notice to the others if any approval of the stockholders of PICOM (in the case of Holding Company or INSCO) or Holding Company or INSCO (in the case of PICOM) required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof, provided that any such notice of termination must be given not later than 45 days after the conclusion of such meeting or within such longer period as may be agreed upon by PICOM, Holding Company and INSCO;

                 (e) by PICOM, Holding Company or INSCO upon written notice to the others if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of any of the PICOM Companies (in the case of Holding Company or INSCO) or any of the Holding Company Entities (in the case of PICOM), as if any such breach were being made as of the date of determination, and which breach by its nature cannot be cured prior to the earlier of the date scheduled for the Closing as provided in Section 2.1 or 60 days following receipt by the breaching party of written notice of the breach from any other party hereto, and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party;

                 (f) by Holding Company or INSCO upon written notice to PICOM if the Board of Directors of PICOM does not, or shall indicate to Holding Company or INSCO that it is unwilling or unable to, publicly recommend in the Proxy Statement/Prospectus that its stockholders approve and adopt this Agreement and the Plan of Merger, or if after recommending in the Proxy Statement/Prospectus that stockholders approve and adopt this Agreement and the Plan of Merger, the Board of Directors of PICOM shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Holding Company or INSCO, provided that any such notice of termination must be given not later than 45 days after the later of the date Holding Company or INSCO shall have been advised by PICOM in writing that it is unable or unwilling to so recommend in the Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by PICOM, Holding Company and INSCO.

         6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and have no effect except as otherwise expressly provided in this Agreement.

         6.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of PICOM; provided, however, that no amendment shall be made which by law requires further approval by the Insurance Commissioner or the Illinois Insurance Director without such further approval, and provided, further, that after any such approval by the stockholders of PICOM, no amendment shall be made which by law requires further approval by the stockholders of PICOM without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VII

                               GENERAL PROVISIONS

         7.1 AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the

Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to any of the PICOM Companies, to:

                          PICOM Insurance Company
                          4295 Okemos Road
                          Okemos, Michigan 48805
                          Attention:  President and Chief Executive Officer
                          Fax:  (517) 349-3127

                          with copies to:

                          Miller, Canfield, Paddock and Stone, P.L.C.
                          1400 North Woodward Avenue, Suite 100
                          Bloomfield Hills, Michigan 48304
                          Attention:  Brad B. Arbuckle, Esq.
                          Fax:  (810) 258-3036

                 and

                 (b)      if to any of the Holding Company Entities, to:

                          Professionals Insurance Company Management Group 4295 Okemos Road
                          Okemos, Michigan 48805
                          Attention:  President and Chief Executive Officer
                          Fax:  (517) 349-3127

                          with a copy to:

                          Miller, Canfield, Paddock and Stone, P.L.C.
                          1400 North Woodward Avenue, Suite 100
                          Bloomfield Hills, Michigan 48304
                          Attention:  Brad B. Arbuckle, Esq.
                          Fax:  (810) 258-3036

         7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

         7.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. An executed counterpart received by telecopy shall have the same effect as an originally executed counterpart.

         7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement and the Exhibits hereto and the Plan of Merger (including the documents and the instruments referred to herein and therein)
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder except
(i) if and only if, the Merger is consummated for the right of the stockholders of PICOM to receive the merger consideration described in the Plan of Merger, and (ii) the provisions of Section 4.13 hereof are intended for the benefit of each Indemnified Party as provided in Section 4.13(c) hereof. For the purposes hereof, "party" shall mean Holding Company, INSCO and PICOM and shall not include any other Person whatsoever, whether a stockholder, warrant holder, option holder, employee, officer, director or otherwise. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of other party pursuant to the Merger until consummation thereof.

         7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law.

         7.7 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         7.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        PROFESSIONALS INSURANCE COMPANY
                                        MANAGEMENT GROUP


                                        By
                                        /s/ Victor T. Adamo
                                        ------------------------------------
                                        Name:      Victor T. Adamo
                                        Title:     President and Chief
                                                    Executive Officer
Attest:

 /s/ Annette E. Flood
- ----------------------------------
Name:       Annette E. Flood
Title:      Secretary

                                        PICOM INTERIM INSURANCE COMPANY


                                        By
                                        /s/ Victor T. Adamo
                                        ------------------------------------
                                        Name:      Victor T. Adamo
                                        Title:     President
Attest:

 /s/ Annette E. Flood
- ----------------------------------
Name:       Annette E. Flood
Title:      Secretary

                                        PICOM INSURANCE COMPANY


                                        By
                                        /s/ Victor T. Adamo
                                        ------------------------------------
                                        Name:      Victor T. Adamo
                                        Title:     President and Chief
                                                    Executive Officer
Attest:

 /s/ Annette E. Flood
- ----------------------------------
Name:       Annette E. Flood
Title:      Secretary

                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (the "Plan of Merger") is entered into as of the 13th day of May, 1996 by and among Professionals Insurance Company Management Group, a Michigan business corporation ("Holding Company"), PICOM Interim Insurance Company, a Michigan stock insurance corporation and wholly-owned subsidiary of Holding Company ("INSCO"), and PICOM Insurance Company, a Michigan stock insurance corporation ("PICOM").


                              W I T N E S S E T H

            WHEREAS, the parties hereto have previously entered into a Reorganization Agreement of even date herewith (the "Reorganization Agreement"); and

            WHEREAS, the Reorganization Agreement provides for a merger of INSCO with and into PICOM (the "Merger"), with the result that PICOM will become a wholly owned subsidiary of Holding Company and PICOM stockholders will exchange their shares of common stock of PICOM for shares of common stock of Holding Company; and

            WHEREAS, the parties hereto are entering into this Plan of Merger to set forth the terms and conditions of the Merger; and

            WHEREAS, PICOM has authorized capital stock consisting solely of 10,000,000 shares of common stock, $1.00 par value per share ("PICOM Common Stock"), and has issued 3,238,959 shares; and

            WHEREAS, of the 3,238,959 issued shares of PICOM Common Stock, 50,814 shares are owned by PICOM as treasury stock and 3,188,145 shares are issued and outstanding and entitled to vote; and

            WHEREAS, INSCO has an authorized capital stock consisting solely of 1,000,000 shares of common stock, $1.00 par value per share ("INSCO Common Stock"), of which 1,000,000 shares are issued and outstanding as of the date of this Plan of Merger and entitled to vote, and all of which are owned by Holding Company; and

            WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have determined that it is in the best interests of Holding Company, INSCO, PICOM and their respective stockholders for INSCO to be merged with and into PICOM upon the terms and subject to the conditions set forth in this Plan of Merger and the Reorganization Agreement and in accordance with the Michigan Insurance Code of 1956, as amended (the "Insurance Code"); and





                                      1-1

            WHEREAS, the respective Boards of Directors of Holding Company, INSCO and PICOM have adopted resolutions approving this Plan of Merger and the Merger and the Board of Directors of PICOM has resolved to recommend approval of this Plan of Merger, the Reorganization Agreement and the Merger, to PICOM's stockholders; and

            WHEREAS, PICOM has agreed to duly call and hold a meeting of its stockholders to vote upon the approval and adoption of this Plan of Merger, the Reorganization Agreement and the Merger.

            NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

           1.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of the Michigan Business Corporation Act, as amended, the Insurance Code, this Plan of Merger, the Reorganization Agreement, and any Order of Acquisition Exemption and Preliminary Approval of Merger (a "Preliminary Order") or any Order of Acquisition Exemption and Final Approval of Merger (a "Final Order," and together with any Preliminary Order, the "Orders") issued by the Commissioner of Insurance of the State of Michigan (the "Insurance Commissioner") pursuant to the Insurance Code, the Merger shall become effective (the "Effective Time") not later than 11:59 p.m. Eastern Time on the third business day following the "Closing Date" (defined herein as in the Reorganization Agreement).

           1.2   EFFECTS OF THE MERGER.

                 (a)      At the Effective Time,

                          (i)   the separate existence of INSCO shall cease and
it shall be merged with and into PICOM, which shall be the Surviving Corporation (as defined in Section 1.2(b) below) of the Merger;

                         (ii)   the Articles of Incorporation of PICOM, as in
effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and the Insurance Code;

                        (iii) the Bylaws of PICOM, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and the Insurance Code; and

                         (iv)   the officers and directors of the Surviving
Corporation shall be those persons who are the officers and directors of PICOM immediately prior to the Effective Time,





                                      1-2
and such persons shall serve as the officers and directors of the Surviving Corporation until their respective successors shall have been duly appointed or elected or until earlier death, resignation or removal.

                 (b) As used in this Plan of Merger, the term "Surviving Corporation" shall mean PICOM.

                 (c) At and after the Effective Time, the Merger will have the effects set forth in this Plan of Merger and the Reorganization Agreement and in the Insurance Code.


                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

       2 .1      EFFECT ON CAPITAL STOCK.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of PICOM Common Stock or the holder of any shares of INSCO Common Stock:

                 (a) CANCELLATION OF TREASURY STOCK. All shares of PICOM Common Stock that are owned by PICOM as treasury stock shall be canceled and retired and shall cease to exist and no stock of Holding Company or other consideration shall be delivered in exchange therefor. As used in this Plan of Merger, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                 (b)      CONVERSION OF PICOM COMMON STOCK.

                          (i)   Subject to Section 2.2(e) below, each issued
and outstanding share of PICOM Common Stock (other than shares to be canceled and retired in accordance with Section 2.1(a) above) shall be converted into one share of Holding Company Common Stock.

                         (ii)   All such shares of PICOM Common Stock shall no
longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate (each, a "Certificate") previously representing any such shares shall thereafter represent (x) the whole number of shares of Holding Company Common Stock, and (y) the right to receive cash in lieu of fractional shares into which such PICOM Common Stock has been converted pursuant to this Section 2.1(b). Certificates previously representing shares of PICOM Common Stock shall be exchanged for certificates representing whole shares of Holding Company Common Stock and cash in lieu of fractional shares issued in consideration therefor





                                      1-3
upon the surrender of such Certificates in accordance with Section 2.2 below without any interest thereon.

                 (c) CONVERSION OF INSCO STOCK. Each of the issued and outstanding shares of INSCO Common Stock shall be converted into 3.188145 duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation ("Surviving Corporation Stock"). Each outstanding stock certificate which prior to the Effective Time represented shares of INSCO Common Stock automatically and for all purposes shall be deemed to represent the number of shares of Surviving Corporation Stock into which the shares of INSCO Common Stock represented by such certificate have been converted pursuant to this Section 2.1(c).

       2.2       EXCHANGE OF CERTIFICATES.

                 (a) EXCHANGE AGENT. As of the Effective Time, INSCO shall deposit, or shall cause to be deposited, with Mellon Securities Transfer Services, or such other bank or trust company or exchange agent as is acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of shares of PICOM Common Stock, for exchange in accordance with this
Article II, (i) certificates representing the shares of Holding Company Common Stock, and the cash in lieu of fractional shares (such cash and certificates for shares of Holding Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.1 above and paid pursuant to this Section 2.2 in exchange for outstanding shares of PICOM Common Stock.

                 (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Holding Company shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holding Company and PICOM may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holding Company Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing that number of whole shares of Holding Company Common Stock, and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or unpaid dividends and distributions, if any, payable to holders of Certificates. Except as otherwise provided in the next sentence, no transfer taxes shall be payable by any holder of a Certificate in respect of the issuance of certificates representing the Holding Company Common Stock pursuant to this Plan of Merger. In the event of a transfer of ownership of PICOM Common Stock which is not registered in the transfer records of PICOM, certificates representing the proper number of shares of Holding Company Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such





                                      1-4

PICOM Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                 (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; VOTING. Whenever a dividend or other distribution is declared by Holding Company on the Holding Company Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all whole shares of Holding Company Common Stock issuable pursuant to this Plan of Merger, provided that no dividends or other distributions declared or made with respect to the Holding Company Common Stock with a record date that is six months or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holding Company Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Article
II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Holding Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Holding Company Common Stock and not paid, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Holding Company Common Stock. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Holding Company stockholders the number of whole shares of Holding Company Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                 (d) TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of PICOM of the shares of PICOM Common Stock which were outstanding immediately prior the Effective Time. If after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the shares of Holding Company Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Plan of Merger in accordance with the procedures set forth in this Article II. Certificates surrendered for exchange by any person constituting an "affiliate" of PICOM for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Holding Company has received a written agreement from such person as provided in Section 4.7 of the Reorganization Agreement.

                 (e) FRACTIONAL SHARES. No fractional shares of Holding Company Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Holding Company Common Stock pursuant to Section 2.1(b) above, cash adjustments will be paid to holders in respect of any fractional share of Holding Company Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the "Average Price" of a share of PICOM Common Stock. The "Average Price" of a share of PICOM Common Stock shall be the average of the high and low bid prices for such shares as reported on the Nasdaq National Market (as reported by The Wall Street Journal





                                      1-5
or, if not reported thereby, by another authoritative source) over the ten (10) business days immediately preceding the day of the Effective Time.

                 (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Holding Company Common Stock) that remains unclaimed by the stockholders of PICOM for nine months after the Effective Time shall be paid to Holding Company. Any stockholders of PICOM who have not theretofore complied with this
Article II shall thereafter look only to Holding Company for payment of their shares of Holding Company Common Stock, cash in lieu of fractional shares, and unpaid dividends and distributions on the Holding Company Common Stock deliverable in respect of each share of PICOM Common Stock such stockholder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon. Notwithstanding the foregoing, none of Holding Company, INSCO, PICOM, the Exchange Agent or any other person or entity shall be liable to any former holder of shares of PICOM Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (g) LOST CERTIFICATE(S). In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such person of a bond in such amount as Holding Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Holding Company Common Stock and cash in lieu of fractional shares and unpaid dividends and distributions deliverable in respect thereof pursuant to this Plan of Merger.


                                  ARTICLE III

                          TERMINATION AND ABANDONMENT

         3.1 TERMINATION. This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of this Plan of Merger, the Reorganization Agreement and the Merger by the stockholders of PICOM, as provided in Section 8.1 of the Reorganization Agreement.

         3.2 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger as provided in Section 3.1, this Plan of Merger shall forthwith become void and have no effect except with respect to this Section 3.2 and Sections 4.2 and 4.3 and (ii) each party shall be relieved and released from any and all liabilities or damages arising out of, or incidental or consequential to, the breach by such party of any provision of this Plan of Merger.

         3.3 AMENDMENT. This Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of this Plan of Merger, the Reorganization Agreement and the Merger by the stockholders of PICOM; provided, however, that no amendment shall be made which by law requires further approval by the Insurance Commissioner or the "Illinois Insurance Director"





                                      1-6

(defined herein as in the Reorganization Agreement) without such further approval and, provided, further, that after any such approval by the stockholders of PICOM, no amendment shall be made which by law requires further approval by the stockholders of PICOM without such further approval. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         3.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 COUNTERPARTS. This Plan of Merger may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. An executed counterpart received by telecopy shall have the same effect as an originally executed counterpart.

         4.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Plan of Merger and the Reorganization Agreement (including the documents and the instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder except if and only if, the Merger is consummated for the right of holders of PICOM Common Stock to receive the Holding Company Common Stock and cash in lieu of fractional shares as provided herein. For the purposes hereof, the parties shall mean Holding Company, INSCO and PICOM and shall not include other Person whatsoever, whether a stockholder, warrant holder, option holder, employee, officer, director or otherwise. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

         4.3 GOVERNING LAW. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law.

         4.4 SEVERABILITY. Any term or provision of this Plan of Merger which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such





                                      1-7
invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Plan of Merger or affecting the validity or enforceability of any of the terms or provisions of this Plan of Merger in any other jurisdiction. If any provision of this Plan of Merger is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         4.5 ASSIGNMENT. Neither this Plan of Merger nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]





                                      1-8

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                        PROFESSIONALS INSURANCE COMPANY
                                        MANAGEMENT GROUP


                                        By
                                           ------------------------------------
                                        Name:  Victor T. Adamo
                                        Title: President and Chief
                                                Executive Officer

Attest:

- --------------------------------
Name:  Annette E. Flood
Title: Secretary


                                        PICOM INTERIM INSURANCE COMPANY


                                        By
                                           ------------------------------------
                                        Name:  Victor T. Adamo
                                        Title: President

Attest:

- --------------------------------
Name:  Annette E. Flood
Title: Secretary

                                        PICOM INSURANCE COMPANY


                                        By
                                           ------------------------------------
                                        Name:  Victor T. Adamo
                                        Title: President and Chief
                                                Executive Officer
Attest:

- --------------------------------
Name:  Annette E. Flood
Title: Secretary





                                      1-9

                                                                       EXHIBIT 2

                             AFFILIATE'S AGREEMENT

                                                                __________, 199_


Professionals Insurance Company
 Management Group
4295 Okemos Road
Okemos, Michigan 48805

Gentlemen:

Reference is made to the Reorganization Agreement dated as of _________________, 1996 (the "Reorganization Agreement"), by and among Professionals Insurance Company Management Group, a Michigan corporation ("Holding Company"), PICOM Interim Insurance Company, a Michigan stock insurance corporation and a wholly-owned subsidiary of Holding Company ("INSCO"), and PICOM Insurance Company, a Michigan stock insurance company ("PICOM"), and to the Agreement and Plan of Merger attached thereto as Exhibit
1. The Reorganization Agreement and the Plan of Merger contemplate, among other things, (i) the merger of INSCO with and into PICOM, with the result that PICOM will become a wholly-owned subsidiary of Holding Company and (ii) the conversion of each issued and outstanding shares of PICOM Common Stock into one share of Holding Company Common Stock.

The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"); that the undersigned may be deemed to be an "affiliate" of PICOM within the meaning of Rule 145; and that, accordingly, the shares of Holding Company Common Stock, which the undersigned may acquire in connection with the Merger may be disposed of only in conformity with the provisions hereof.

The capitalized terms used and not defined herein shall have the respective meanings set forth in the Reorganization Agreement.

         1. The undersigned, after inquiry of any agent with discretionary power to transfer the undersigned's shares of PICOM Common Stock, represents, warrants and agrees as follows:

                 (a) The undersigned has full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform his, her or its obligations hereunder.

                 (b) The undersigned is currently the owner of that number of shares of PICOM Common Stock set forth in Schedule 1 hereto.





                                      2-1

                 (c) The undersigned currently owns no shares of PICOM Common Stock except as otherwise disclosed on Schedule 1 to this Agreement.

                 (d) The undersigned is not acquiring the shares of Holding Company Common Stock which the undersigned may acquire in connection with the Merger with a view to distribution thereof. The undersigned will not sell, transfer or dispose of any of the shares of Holding Company Common Stock which the undersigned may acquire in connection with the Mergers or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities are sometimes collectively referred to herein as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to Rule 145(d) under the Securities Act as provided in Section 3 hereof, (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act provided that the undersigned shall have furnished to Holding Company an opinion of counsel in form and substance reasonably satisfactory to Holding Company to the effect that the proposed sale, transfer or other disposition is exempt from registration under the Securities Act; provided, however, that the undersigned may make bona-fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the shares of Holding Company Common Stock except as provided herein.

                 (e) The undersigned has consulted such legal and financial counsel as the undersigned deems appropriate in connection with the execution of this Affiliate's Agreement.

         2. Holding Company agrees to use its best efforts to file all reports and data with the Securities and Exchange Commission ("SEC") necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) promulgated under the Securities Act, so long as the undersigned holds the Restricted Securities but in no event in excess of three years after consummation of the Merger.

         3. Holding Company acknowledges that the provisions of Section 1(d) of this Affiliate's Agreement will be satisfied as to any sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a letter from the undersigned stating the number of shares, time, manner of sale, and that the requirements of Rule 145 have been met.

         4. This Affiliate's Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding the Restricted Securities of the undersigned as collateral.

         5. This Affiliate's Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan without regard to any applicable conflicts of law.





                                      2-2

IN WITNESS WHEREOF, the undersigned has executed the foregoing Affiliate's Agreement as of the date first above written.

Very truly yours



- ----------------------------------------
Name:



AGREED TO AND ACCEPTED:

PROFESSIONALS INSURANCE COMPANY
 MANAGEMENT GROUP


By:
    -----------------------------------------
Name:    Victor T. Adamo
Title:   President and Chief Executive Officer





                                      2-3

                                   Schedule 1




                                                              No. of Shares
                                                             of PICOM Common
 Name/Holder                                                   Stock Owned
 -----------                                                 ---------------





                                      2-4